UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 18, 2005

Commission File Number	Registrant, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.
1-8474	ENTERGY LOUISIANA, INC. (a Louisiana corporation) 4809 Jefferson Highway Jefferson, Louisiana 70121 Telephone (504) 840-2734	72-0245590

Item 8.01 Other Events.

On March 18, 2005, J.P. Morgan Trust Company, National Association (the "Trustee"), in its capacity as successor trustee under three certain trust indentures with the Parish of St. Charles, State of Louisiana (the "Issuer") released to nationally recognized municipal securities information repositories three voluntary municipal secondary market disclosure notices of events (collectively, the "Notices"), copies of which are filed herewith as Exhibits 99.1, 99.2, and 99.3 and incorporated herein by reference. As reported in the Notices, on March 14, 2005, the Internal Revenue Service (the "Service") made a preliminary adverse determination, with respect to the 7 1/2% Pollution Control Revenue Bonds (Louisiana Power & Light Company Project) Series 1991 of the Issuer (the "1991 Bonds") and the 7.05% Solid Waste Disposal Revenue Bonds (Louisiana Power & Light Company Project) Series 1992 of the Issuer (the "1992 Bonds"), and a proposed adverse determination, with respect to the 7% Solid Waste Disposal Revenue Bonds (Louisiana Power & Light Company Project) Series 1992-A of the Issuer (the "1992-A Bonds"), that the interest on the 1991 Bonds, the 1992 Bonds, and the 1992-A Bonds (collectively, the "Bonds") is not excludable from gross income under Section 103 of the Internal Revenue Code of 1986, as amended (the "Code"). The Bonds were issued to finance previously unfinanced costs of the acquisition by Entergy Louisiana, Inc. (formerly Louisiana Power & Light Company and hereinafter the "Company") of certain solid waste disposal facilities (the "Facilities") at Unit 3 (Nuclear) of the Waterford Steam Electric Generating Station of the Company. The stated basis for such determinations was that, because the waste that the Facilities disposed of was radioactive, it did not constitute "solid waste" within the meaning of Section 142(a)(6) of the Code and therefore the Facilities did not qualify as solid waste disposal facilities within the meaning of that provision. The Issuer and the Company intend to contest vigorously these matters.

The 1991 Bonds, the 1992 Bonds, and the 1992-A Bonds are the only series of bonds issued by the Issuer for the benefit of the Company that are the subject of an audit by the Service.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description
99.1	Municipal secondary market disclosure voluntary notice of event released on March 18, 2005, with respect to the 1991 Bonds.
99.2	Municipal secondary market disclosure voluntary notice of event released on March 18, 2005, with respect to the 1992 Bonds.
99.3	Municipal secondary market disclosure voluntary notice of event released on March 18, 2005, with respect to the 1992-A Bonds.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENTERGY LOUISIANA, INC.

Date: March 21, 2005	By: /s/ Steven C. McNeal Steven C. McNeal Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description	Sequentially Numbered Page
99.1	Municipal secondary market disclosure voluntary notice of event released on March 18, 2005, with respect to the 1991 Bonds.
99.2	Municipal secondary market disclosure voluntary notice of event released on March 18, 2005, with respect to the 1992 Bonds.
99.3	Municipal secondary market disclosure voluntary notice of event released on March 18, 2005, with respect to the 1992-A Bonds.